Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


                       UNITED NATURAL FOODS, INC. APPOINTS
                   MARK E. SHAMBER AS CHIEF FINANCIAL OFFICER

                    Lisa N'Chonon Named Corporate Controller

Dayville, Connecticut - October 9, 2006 - United Natural Foods, Inc. (NASDAQ:
UNFI) today announced the promotion of Mark E. Shamber to the position of Vice President, Chief Financial Officer and Treasurer from Vice President, Chief Accounting Officer and Corporate Controller. Mr. Shamber, age 37, has served as the Company's Acting Chief Financial Officer and Treasurer since January 2006. The Company also announced that Lisa N'Chonon, CPA, who has served as Assistant Corporate Controller since April 2004, has been promoted to Corporate Controller.

Michael Funk, United Natural Foods' President and Chief Executive Officer, commented, "Mark has been a dedicated and valuable member of the United Natural Foods team since 2003 and has seamlessly handled the responsibilities as Acting Chief Financial Officer since the beginning of 2006. He has been a key contributor to United Natural Foods' success and we are confident in his ability to assume this position."

Mr. Funk added, "We look to grow and promote our people from within our organization and are pleased to announce the promotion of Lisa N'Chonon to Corporate Controller. Lisa's promotion is a well-deserved acknowledgment of her skills and numerous contributions to our accounting and finance operations."

Mark Shamber has served as Vice President since August 2005, as the Company's Chief Accounting Officer since January 2006 and as the Company's Corporate Controller since June 2003. From February 1995 until June 2003, prior to joining UNFI, he worked for the international accounting firm of Ernst & Young LLP within the assurance and advisory business systems practice, serving in various positions of increasing responsibility up to and including senior manager. Prior to that, Mr. Shamber also worked within the finance department at Reebok International Ltd. He is a member of the AICPA and MSCPA and holds a CPA license from the Commonwealth of Massachusetts. Mr. Shamber graduated from Bentley College in Waltham, Massachusetts with a BS in Accountancy.

Lisa N'Chonon has served as the Company's Assistant Corporate Controller since April 2004. From September 1999 until March 2004, prior to joining UNFI, she worked for the international accounting firm of Deloitte & Touche LLP within its assurance and advisory services practice, serving in various positions of increasing responsibility up to and including manager. Ms. N'Chonon also worked within the corporate finance department at Applera Corporation. She is a member of the AICPA and holds a CPA license from the State of Connecticut. Ms. N'Chonon is a graduate of the University of Connecticut with a BS in Accounting.

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About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 20,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006."

For more information on United Natural Foods, Inc., visit the Company's website at http://www.unfi.com.

UNITED NATURAL FOODS                      FINANCIAL RELATIONS BOARD
Mark E. Shamber                           Joseph Calabrese
Chief Financial Officer                   General Information
(860) 779-2800                            (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on June 8, 2006, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

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